Exhibit 99.1

News Release

Contacts:

Mark Kratz	Sara Banda
Investor Relations	Media Relations
InvestorRelations@L3Harris.com	Sara.Banda@L3Harris.com
321-724-3170	321-306-8927

L3Harris Completes Aerojet Rocketdyne Acquisition

MELBOURNE, Fla., July 28, 2023 — L3Harris Technologies (NYSE:LHX) has completed its acquisition of Aerojet Rocketdyne, forming a fourth business segment at the company.

L3Harris signed a definitive agreement to purchase Aerojet Rocketdyne in December 2022, emphasizing its ability to strengthen the defense industrial base, enhance competition and accelerate innovation for a critical merchant supplier of propulsion systems.

“I’m thrilled to welcome more than 5,000 employees to the L3Harris team today,” said Christopher E. Kubasik, Chair and CEO, L3Harris. “With national security at the forefront, we’re combining our resources and expertise with Aerojet Rocketdyne’s propulsion and energetics capabilities to ensure that the Department of Defense and civil space customers can address critical mission needs globally.”

The company also announced Ross Niebergall will serve as President of the Aerojet Rocketdyne segment at L3Harris.

“Our customers demand a competitive environment that produces innovative, agile solutions,” Niebergall said. “We will expand on the strong Aerojet Rocketdyne heritage to enhance production and deliver on those expectations.”

The acquisition diversifies the L3Harris portfolio, adding considerable long-cycle backlog and broad expertise that enables opportunities in missile defense systems, hypersonics and advanced rocket engines, among other areas.

Aerojet Rocketdyne will be known as Aerojet Rocketdyne, an L3Harris Technologies company.

About L3Harris Technologies

L3Harris Technologies is the Trusted Disruptor for the global aerospace and defense industry. With customers’ mission-critical needs always in mind, our more than 50,000 employees deliver end-to-end technology solutions connecting the space, air, land, sea and cyber domains.

Forward-Looking Statements

This press release contains forward-looking statements that reflect management's current expectations, assumptions and estimates of future performance and economic conditions. Such statements are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The company cautions investors that any forward-looking statements are subject to risks and uncertainties that may cause actual results and future trends to differ materially from those matters expressed in or implied by such forward-looking statements. Statements about the benefits and implications of the Aerojet Rocketdyne acquisition are forward-looking and involve risks and uncertainties. Important risk factors that could cause actual results or outcomes to differ from those expressed in the forward-looking statements are described in the “Risk Factors” sections of the L3Harris and Aerojet Rocketdyne Annual Reports on Form 10-K for the year ended December 30, 2022, and subsequent quarterly reports on Form 10-Q. The company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

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